EXHIBIT 4.1

                                                                EXECUTION COPY


                          THE WASHINGTON POST COMPANY

                                      and

                        THE ESTATE OF KATHARINE GRAHAM

                         REGISTRATION RIGHTS AGREEMENT


                                                            New York, New York
                                                            September 21, 2001


Ladies and Gentlemen:

          The Estate of Katharine Graham, an affiliate of The Washington Post Company, a Delaware corporation (the "Estate") (the "Company"), proposes to sell to you (the "Purchasers"), upon the terms set forth in the Stock Purchase Agreement, dated September 18, 2001 (the "Stock Purchase Agreement"), between the Estate and the Purchasers, 420,000 Shares of Class B Common Stock, $1.00 par value of the Company (the "Shares") set forth on Schedule I to the Stock Purchase Agreement, (the "Private Placement"). In satisfaction of a condition to the Purchaser's obligations under the Stock Purchase Agreement, both the Company and the Estate (together "we") agree with you (i) for your benefit and
(ii) for the benefit of the holders of the Shares (including you) from time to time until such time as such Shares shall no longer constitute restricted securities pursuant to Rule 144(k) of the Act or until all such Shares have been sold pursuant to the Shelf Registration Statement (as defined below) (each of the foregoing a "Holder" and together the "Holders") as follows:

          1. Definitions. Capitalized terms used herein without definition shall have their respective meanings set forth in the Stock Purchase Agreement. As used in this agreement, the following capitalized defined terms shall have the following meanings:

          "Affiliate" of any specified person means any other person that, directly or indirectly, is in control of, is controlled by, or is under common control with, such specified person. For purposes of this definition, control of a person means the power, direct or indirect, to direct or cause the direction of the management and policies of such person whether by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.


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          "Shares" has the meaning set forth in the preamble hereto.

          "Commission" means the Securities and Exchange Commission.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

          "Holder" has the meaning set forth in the preamble hereto.

          "Private Placement" has the meaning set forth in the preamble hereto.

          "Majority Holders" means the Holders of a majority of the aggregate principal amount of Shares registered under a Shelf Registration Statement.

          "Managing Underwriters" means the investment banker or investment bankers and manager or managers that shall administer an underwritten offering of the securities covered by the Shelf Registration Statement.

          "Prospectus" means the prospectus included in any Shelf Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A under the Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Shares or Common Stock issuable upon conversion thereof covered by such Shelf Registration Statement, and all amendments and supplements to the Prospectus, including post-effective amendments.

          "Shelf Registration" means a registration of Shares effected pursuant to Section 2 hereof.

          "Shelf Registration Period" has the meaning set forth in Section 2(b) hereof.

          "Shelf Registration Statement" means a "shelf" registration statement of the Company pursuant to the provisions of Section 2 hereof which covers some or all of the Shares, on an appropriate form under Rule 415 under the Act or any similar rule that may be adopted by the Commission, and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all


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                                                                             3

exhibits thereto and all material incorporated by reference therein.

          "underwriter" means any underwriter of Shares in connection with an offering thereof under a Shelf Registration Statement.

          2. Shelf Registration; Suspension of Use of Prospectus.

          (a) The Company shall prepare and, not later than 45 days following the Closing Date, shall file with the Commission and as soon as possible thereafter, shall use its best efforts to cause to be declared effective under the Act but no later than 90 days following the Closing Date, a Shelf Registration Statement relating to the offer and sale of the Shares by the Holders from time to time in accordance with the methods of distribution elected by such Holders and set forth in such Shelf Registration Statement.

          (b) The Company shall use its best efforts to keep the Shelf Registration Statement continuously effective in order to permit the Prospectus forming part thereof to be usable by the Holders until the second anniversary of the Closing Date or such earlier date as of which the Shares shall no longer constitute restricted securities under Rule 144(k) of the Act or all the Shares covered by the Shelf Registration Statement have been sold pursuant to the Shelf Registration Statement (in any such case, such period being called the "Shelf Registration Period"). The Company shall be deemed not to have used its best efforts to keep the Shelf Registration Statement effective during the requisite period if it voluntarily takes any action that would result in Holders of Shares covered thereby not being able to offer and sell such securities during that period, unless such action is (i) required by applicable law or (ii) pursuant to Section 2(c) hereof, and, in either case, so long as the Company promptly thereafter complies with the requirements of
Section 3(i) hereof, if applicable.

          (c) The Company may suspend the use of the Prospectus for a period not to exceed 45 days in any three month period for valid business reasons (not including avoidance of the Company's obligations hereunder), including the acquisition or divestiture of assets, public filings with the Commission, pending corporate developments and similar events.


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                                                                             4

          3. Registration Procedures. In connection with any Shelf Registration Statement, the following provisions shall apply to:

          (a) The Company shall furnish to you and the Holders, prior to the filing thereof with the Commission, a copy of any Shelf Registration Statement, and each amendment thereof and each amendment or supplement, if any, to the Prospectus included therein and shall use its best efforts to reflect in each such document, when so filed with the Commission, such comments insofar as such comments relate to the Holders and the methods of distribution that the Holders reasonably may propose.

          (b) The Company shall ensure that (i) any Shelf Registration Statement and any amendment thereto and any Prospectus forming part thereof and any amendment or supplement to such Prospectus complies in all material respects with the Act and the rules and regulations thereunder, (ii) any Shelf Registration Statement and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and
     (iii) any Prospectus forming part of any Shelf Registration Statement, and any amendment or supplement to such Prospectus, does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (c) (1) The Company shall advise the Holders and, if requested by any such Holder, to confirm such advice in writing:

               (i) when a Shelf Registration Statement and any amendment thereto has been filed with the Commission and when the Shelf Registration Statement or any post-effective amendment thereto has become effective; and

               (ii) of any request by the Commission for amendments or supplements to the Shelf Registration Statement or the Prospectus included therein or for additional information.


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                                                                             5

          (2) The Company shall advise the Holders and, if requested by any such Holder, to confirm such advice in writing:

                    (i) of the issuance by the Commission of any stop order
               suspending the effectiveness of the Shelf Registration Statement or the initiation of any proceedings for that purpose;

                    (ii) of the receipt by the Company of any notification
               with respect to the suspension of the qualification of the securities included in any Shelf Registration Statement for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

                    (iii) of the suspension of the use of the Prospectus
               pursuant to Section 2(c) hereof or of the happening of any event that requires the making of any changes in the Shelf Registration Statement or the Prospectus so that, as of such date, the statements therein are not misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading (which advice shall be accompanied by an instruction to suspend the use of the Prospectus until the requisite changes have been made); provided that such notice shall not be required to specify the nature of the event giving rise to the notice requirement hereunder.

          (d) The Company shall use its best efforts to obtain the withdrawal of any order suspending the effectiveness of any Shelf Registration Statement at the earliest possible time.

          (e) The Company shall furnish to each Holder of Shares included within the coverage of any Shelf Registration Statement, without charge, at least one copy of such Shelf Registration Statement and any post-effective amendment thereto, including financial statements and schedules, and, if the Holder so requests in writing, all exhibits (including those incorporated by reference).

          (f) The Company shall, during the Shelf Registration Period, deliver to each Holder of Shares included within the coverage of any Shelf Registration Statement, without charge, as many copies of the


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     Prospectus (including each preliminary Prospectus) included in such Shelf
     Registration Statement and any amendment or supplement thereto as such Holder may reasonably request; and the Company consents to the use of the Prospectus or any amendment or supplement thereto by each of the selling Holders of securities in connection with the offering and sale of the securities covered by the Prospectus or any amendment or supplement thereto.

          (g) Prior to any offering of securities pursuant to any Shelf Registration Statement, the Company shall register or qualify or cooperate with the Holders of Shares included therein and their respective counsel in connection with the registration or qualification of such securities for offer and sale under the securities or blue sky laws of such jurisdictions as any such Holders reasonably request in writing and do any and all other acts or things reasonably necessary or advisable to enable the offer and sale in such jurisdictions of the securities covered by such Shelf Registration Statement; provided, however, that the Company will not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to general service of process or to taxation in any such jurisdiction where it is not then so subject.

          (h) The Company shall cooperate with the Holders of Shares to facilitate the timely preparation and delivery of certificates representing the Shares to be sold pursuant to any Shelf Registration Statement free of any restrictive legends and in such denominations and registered in such names as Holders may request prior to sales of securities pursuant to such Shelf Registration Statement.

          (i) Upon the occurrence of any event contemplated by paragraph
     (c)(2)(iii) above, the Company shall, if required pursuant to the Act or paragraph (c)(2)(iii) above, promptly prepare a post-effective amendment to any Shelf Registration Statement or an amendment or supplement to the related Prospectus or file any other required document so that, as thereafter delivered to purchasers of the securities included therein, the Prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.


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                                                                             7

          (j) The Company shall use its best efforts to comply with all applicable rules and regulations of the Commission and shall make generally available to its security holders as soon as practicable after the effective date of the applicable Shelf Registration Statement an earnings statement satisfying the provisions of Section 11(a) of the Act.

          (k) The Company may require each Holder of Shares to be sold pursuant to any Shelf Registration Statement to furnish to the Company such information regarding the Holder and the distribution of such Shares as the Company may from time to time reasonably require for inclusion in such Shelf Registration Statement. Any Holder who fails to provide such information shall not be entitled to use the Prospectus.

          (l) In the event Holders owning at least 300,000 Shares determine to engage the services of an underwriter and provide notice to the other Holders of such determination, each Holder of shares who chooses to sell pursuant to an underwriting agreement agrees to enter into and perform such Holder's obligations under an underwriting agreement, in usual and customary form, including, without limitation, customary indemnification and contribution obligations, with the Managing Underwriter of such offering and take such other actions as are reasonably required in order to expedite or facilitate the disposition of the Shares, unless such Holder has notified the Company in writing of such Holder's election to exclude all of such Holder's Shares from such underwritten offering. The Company shall, if requested, promptly incorporate in a Prospectus supplement or post-effective amendment to a Shelf Registration Statement, such information as the Managing Underwriters and Holders reasonably agree should be included therein and shall make all required filings of such Prospectus supplement or post-effective amendment as soon as notified of the matters to be incorporated in such Prospectus supplement or post- effective amendment.

          (m) The Company shall enter into such agreements (including underwriting agreements) in connection with the registration or the disposition of the Shares, and in connection therewith, if an underwriting agreement is entered into, cause the same to contain indemnification provisions and procedures no less favorable than those set forth in Section 5 (or such other provisions and procedures acceptable to the Holders and the Managing Underwriters), with respect to


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                                                                             8

     all parties to be indemnified pursuant to Section 5 by Holders of Shares to the Company, it being understood that all underwriting discounts and commissions, and all other underwriting fees, associated with such agreement in connection with such offering of the Shares shall, except as otherwise expressly agreed herein (including, without limitation, those expenses covered by Section 4), be for the account of the Holders or the underwriters.

          (n) The Company shall (i) make reasonably available for inspection by the Holders of Shares to be registered thereunder, any underwriter participating in any disposition pursuant to such Shelf Registration Statement, and any attorney, accountant or other agent retained by the Holders or any such underwriter all relevant financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries; (ii) cause the Company's officers, directors and employees to supply all relevant information reasonably requested by the Holders or any such underwriter, attorney, accountant or agent in connection with such Shelf Registration Statement as is customary for similar due diligence examinations; provided, however, that any information that is designated in writing by the Company, in good faith, as confidential at the time of delivery of such information shall be kept confidential by the Holders or any such underwriter, attorney, accountant or agent, unless disclosure thereof is made in connection with a court proceeding or required by law, or such information has become available (not in violation of this agreement) to the public generally or through a third party without an accompanying obligation of confidentiality; (iii) make such representations and warranties to the Holders of securities registered thereunder and the underwriters, if any, in form, substance and scope as are customarily made by issuers to underwriters in primary underwritten offerings and covering matters including, but not limited to, those set forth in the Stock Purchase Agreement; (iv) obtain opinions of counsel to the Company and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the Managing Underwriters, if any) addressed to each selling Holder and the underwriters, if any, covering such matters as are customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by such Holders and underwriters; (v) obtain "cold comfort" letters and updates thereof from the independent certified public


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                                                                             9

     accountants of the Company (and, if necessary, any other independent certified public accountants of any subsidiary of the Company or of any business acquired by the Company for which financial statements and financial data are, or are required to be, included in the Shelf Registration Statement), addressed to each selling Holder of securities registered thereunder and the underwriters, if any, in customary form and covering matters of the type customarily covered in "cold comfort" letters in connection with primary underwritten offerings; and (vi) deliver such documents and certificates as may be reasonably requested by the Majority Holders and the Managing Underwriters, if any, including those to evidence compliance with Section 3(i) and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company. The foregoing actions set forth in clauses
     (iii), (iv), (v) and (vi) of this Section 3(p) shall be performed at (A) the effectiveness of such Shelf Registration Statement and each post-effective amendment thereto and (B) each closing under any underwriting or similar agreement as and to the extent required thereunder.

          4. Registration Expenses. The Estate shall bear all expenses incurred in connection with the performance of the Company's obligations under Sections 2 and 3 hereof. Notwithstanding the foregoing, this obligation of the Estate shall not include bearing any costs or expenses of the Company that may arise under Section 5 hereof.

          5. Indemnification and Contribution. (a) In connection with any Shelf Registration Statement, the Company agrees to indemnify and hold harmless each Holder of securities covered thereby (including the Purchasers), the directors, officers, employees and agents of each such Holder and each person who controls any such Holder within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Shelf Registration Statement as originally filed or in any amendment thereof, or in any preliminary Prospectus or Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to


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                                                                            10

make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that (i) the Company will not be liable in any case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any such Holder or underwriter or Managing Underwriter specifically for inclusion therein, (ii) the Company shall not be liable to any indemnified party under this indemnity agreement with respect to any Shelf Registration Statement or Prospectus to the extent that any such loss, claim, damage or liability of such indemnified party results solely from an untrue statement of a material fact contained in, or the omission of a material fact from, the Shelf Registration Statement or Prospectus which untrue statement or omission was corrected in an amended or supplemented Shelf Registration Statement or Prospectus, if the person alleging such loss, claim, damage or liability was not sent or given, at or prior to the written confirmation of such sale, a copy of the amended or supplemented Shelf Registration Statement or Prospectus if the Company had previously furnished copies thereof to such indemnified party and if such delivery of a prospectus is finally judicially determined to be required by the Act and was not so made and (iii) the Company will not be liable to any indemnified party under this indemnity agreement with respect to any Shelf Registration Statement or Prospectus to the extent that any such loss, claim, damage or liability of such indemnified party results (a) from the use of a Shelf Registration Statement during a period when a stop order has been issued in respect thereof or any proceedings for that purpose have been initiated or
(b) from the use of the Prospectus during a period when the use of the Prospectus has been suspended in accordance with Section 2(c) hereof, provided, in each case, that Holders received prior notice of such stop order, initiation of proceedings or suspension. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

          (b) Each Holder of Shares covered by a Shelf Registration Statement (including the Purchasers) severally agrees to indemnify and hold harmless (i) the Company, (ii) each of its directors, (iii) each of its officers who signs such Shelf Registration Statement and (iv) each person who controls the Company within the meaning of either the Act or the Exchange Act to the same extent as the foregoing indemnity from the Company to each such Holder, but only


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                                                                            11

with reference to written information relating to such Holder furnished to the Company by or on behalf of such Holder specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any such Holder may otherwise have.

          (c) Promptly after receipt by an indemnified party under this
Section 5 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 5, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel (and local counsel) if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not,


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without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

          (d) To the extent any indemnification by an indemnifying party is prohibited or limited by law, the indemifying party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under this Section to the fullest extent permitted by law; provided, however, that (i) no contribution shall be made under circumstances where the maker would not have been liable for indemnification under the fault standards set forth in this Section, (ii) no seller of Shares guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any seller of Shares who was not guilty of such fraudulent misrepresentation, and (iii) contribution (together with any indemnification or other obligations under this Agreement) by any seller of Shares shall be limited in amount to the net amount of proceeds received by such seller from the sale of such Shares.

          (e) The provisions of this Section 5 will remain in full force and effect, regardless of any investigation made by or on behalf of any Holder or the Company or any of the officers, directors or controlling persons referred to in Section 5 hereof, and will survive the sale by a Holder of Shares covered by a Shelf Registration Statement.

          6. Miscellaneous.

          (a) No Inconsistent Agreements. Neither the Company nor the Estate have, as of the date hereof, entered into, nor shall we, on or after the date hereof, enter into, any agreement with respect to the Shares that is inconsistent with the rights granted to the Holders herein or otherwise conflicts with the provisions hereof.

          (b) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, qualified, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the


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                                                                            13

     Company has obtained the written consent of the Majority Holders; provided that, with respect to any matter that directly or indirectly affects the rights of any Purchaser hereunder, the Company shall obtain the written consent of such Purchaser against which such amendment, qualification, supplement, waiver or consent is to be effective. Notwithstanding the foregoing (except the foregoing proviso), a waiver or consent to departure from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders whose Shares is being sold pursuant to a Shelf Registration Statement and that does not directly or indirectly affect the rights of other Holders may be given by the Majority Holders, determined on the basis of Shares being sold rather than registered under such Shelf Registration Statement.

          (c) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail, telecopier, or air courier guaranteeing overnight delivery:

               (1) if to a Holder, at the most current address given by such holder to the Company in accordance with the provisions of this
          Section 6(c);

               (2) if to you, initially at the addresses set forth in the Stock Purchase Agreement;

               (3) if to the Company, initially at its address set forth in the Stock Purchase Agreement; and

               (4) if to the Estate, initially at the address set forth in the Stock Purchase Agreement.

          All such notices and communications shall be deemed to have been duly given when received.

          The Purchasers or the Company by notice to the other may designate additional or different addresses for subsequent notices or communications.

          (d) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including, without the need for an express assignment or any consent by the Company thereto, subsequent


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                                                                            14

     Holders of the Shares. The Company hereby agrees to extend the benefits of this Agreement to any Holder of Shares and any such Holder may specifically enforce the provisions of this Agreement as if an original party hereto.

          (e) Counterparts. This agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

          (f) Headings. The headings in this agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

          (g) Governing Law. This agreement shall be governed by and construed in accordance with the laws of the State of New York.

          (h) Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired or affected thereby, it being intended that all of the rights and privileges of the parties shall be enforceable to the fullest extent permitted by law.


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                                                                            15


          Please confirm that the foregoing correctly sets forth the agreement among the Company, the Estate and you.

                                       Very truly yours,

                                       THE WASHINGTON POST COMPANY,


                                       by /s/ Donald E. Graham
                                          --------------------------------
                                          Name:  Donald E. Graham
                                          Title: Chairman of the Board


                                       THE ESTATE OF KATHARINE GRAHAM,


                                       by /s/  William W. Graham
                                          --------------------------------
                                          Name:  William W. Graham
                                          Title: Executor

                                       by /s/  George J. Gillespie III
                                          --------------------------------
                                          Name:  George J. Gillespie III
                                          Title: Executor

                                       by /s/  Donald E. Graham
                                          --------------------------------
                                          Name:  Donald E. Graham
                                          Title: Trustee and Executor


Accepted in New York, New York

September 21, 2001



Mutual Qualified Fund

  by: Franklin Mutual Advisers, LLC

     by /s/ Bradley Takahashi
       ----------------------------------
       Name:  Bradley Takahashi
       Title: Assistant Vice President


Mutual Beacon Fund

  by: Franklin Mutual Advisers, LLC

     by /s/ Bradley Takahashi
       ----------------------------------
       Name:  Bradley Takahashi
       Title: Assistant Vice President


Mutual Discovery Fund

  by: Franklin Mutual Advisers, LLC

     by /s/ Bradley Takahashi
       ----------------------------------
       Name:  Bradley Takahashi
       Title: Assistant Vice President


Mutual Shares Securities Fund

  by: Franklin Mutual Advisers, LLC

     by /s/ Bradley Takahashi
       ----------------------------------
       Name:  Bradley Takahashi
       Title: Assistant Vice President

Franklin Mutual Beacon Fund

  by: Franklin Mutual Advisers, LLC

     by /s/ Bradley Takahashi
       ----------------------------------
       Name:  Bradley Takahashi
       Title: Assistant Vice President


[Purchaser]

     by   /s/ Wallace R. Weitz
       ----------------------------------
       Name:  Weitz Series Fund, Inc.-Value Fund
       Title: President

     by   /s/ Wallace R. Weitz
       ----------------------------------
       Name:  Weitz Partners, Inc.-Partners Value Fund
       Title: President


     by   /s/ Wallace R. Weitz
       ----------------------------------
       Name:  Weitz Partners III Limited Partnership
       Title: General Partner


  by AXP Variable Portfolio-Management Fund, a series of AXP Variable Portfolio Management Series, Inc.

     by   /s/ Timothy J. Masek
       ----------------------------------
       Name:  Timothy J. Masek
       Title: Assistant Vice President
              AXP Variable Portfolio Management Series, Inc.

Chilton International, L.P.

  by: Chilton Investment Company, Inc., as General Partner

     by   /s/ Norman B. Champ III
       ----------------------------------
       Name:  Norman B. Champ III
       Title: Managing Director


Chilton Investment Partners, L.P.

  by: Chilton Investment Company, Inc., as General Partner

     by   /s/ Norman B. Champ III
       ----------------------------------
       Name:  Norman B. Champ III
       Title: Managing Director


Chilton QP Investment Partners, L.P.

  by: Chilton Investment Company, Inc., as General Partner

     by   /s/ Norman B. Champ III
       ----------------------------------
       Name:  Norman B. Champ III
       Title: Managing Director


Chilton Opportunity Trust, L.P.

  by: Chilton Investment Company, Inc., as General Partner

     by   /s/ Norman B. Champ III
       ----------------------------------
       Name:  Norman B. Champ III
       Title: Managing Director


Chilton Opportunity International, L.P.

  by: Chilton Investment Company, Inc., as General Partner

     by   /s/ Norman B. Champ III
       ----------------------------------
       Name:  Norman B. Champ III
       Title: Managing Director

Chilton New Era Partnership, L.P.

  by: Chilton Investment Company, Inc., as General Partner

     by   /s/ Norman B. Champ III
       ----------------------------------
       Name:  Norman B. Champ III
       Title: Managing Director


Chilton New Era International, L.P.

  by: Chilton Investment Company, Inc., as General Partner

     by   /s/ Norman B. Champ III
       ----------------------------------
       Name:  Norman B. Champ III
       Title: Managing Director


Fayez Sarofim

     by   /s/ Fazez Sarofim
       ----------------------------------
       Name:  Fayez Sarofim
       Title: Individual